Exhibit 5.1

30 ROCKEFELLER PLAZA		AUSTIN	LONDON
NEW YORK, NEW YORK		BEIJING	MOSCOW
10112-4498		BRUSSELS	NEW YORK
		DALLAS	PALO ALTO
TEL	+1 212.408.2500	DUBAI	RIYADH
FAX	+1 212.408.2501	HONG KONG	SAN FRANCISCO
BakerBotts.com		HOUSTON	WASHINGTON

May 18, 2016

Liberty Media Corporation

12300 Liberty Boulevard

Englewood, CO 80112

Ladies and Gentlemen:

As counsel for Liberty Media Corporation, a Delaware corporation (the “Company”), we have examined and are familiar with the Registration Statement on Form S-3 (the “Registration Statement”), which is being filed by the Company on the date hereof with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the issuance of up to 15,739,536 shares (the “Shares”) of the Company’s Series C Liberty Braves common stock, par value $.01 per share (the “Series C Liberty Braves Common Stock”), and the transferable rights to subscribe for the Shares (the “Series C Liberty Braves Rights”) to be issued by the Company in a distribution (the “Distribution”) to holders of its Series A Liberty Braves common stock, par value $.01 per share, Series B Liberty Braves common stock, par value $.01 per share, and Series C Liberty Braves Common Stock, in each case as of 5:00 p.m., New York City time, on May 16, 2016. Following the Distribution, the Company proposes to issue the Shares upon exercise of the Series C Liberty Braves Rights (the “Rights Offering”), in accordance with and as more fully set forth in the prospectus forming part of the Registration Statement.

In connection with rendering our opinion, we have examined, among other things, originals, certified copies or copies otherwise identified to us as being copies of originals, of (i) the Company’s Restated Certificate of Incorporation as in effect on the date hereof; (ii) the Bylaws of the Company as in effect on the date hereof; (iii) the form of stock certificates representing the Series C Liberty Braves Common Stock included as Exhibit 4.9 to the Registrant’s Registration Statement on Form S-4 filed on December 22, 2015 (File No. 333-208699); (iv) the form of Series C Liberty Braves Rights certificate included as Exhibit 4.2 to the Registration Statement; (v) records of proceedings of the boards of directors of the Company; and (vi) such other documents, records and certificates of public officials as we deemed necessary or appropriate for the purpose of rendering this opinion. In rendering this opinion, we have relied, to the extent we deem such reliance appropriate, on certificates of officers of the Company as to factual matters regarding the Company and the transactions described in the Registration Statement that were not readily ascertainable by us. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

On the basis of such examination and review, we advise you that, in our opinion: (i) upon distribution of the Series C Liberty Braves Rights pursuant to the Rights Offering, as described in the prospectus forming part of the Registration Statement, the Series C Liberty Braves Rights will be duly authorized and validly issued and (ii) upon the issuance, delivery and sale against payment therefor in accordance with the Series C Liberty Braves Rights and the Rights Offering, as described in the prospectus forming part of the Registration Statement, the Shares issued upon exercise of the Series C Liberty Braves Rights will be duly authorized, fully paid, validly issued and non-assessable.

This opinion is limited to the corporate laws of the state of Delaware and the laws of the United States of America. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

BAKER BOTTS L.L.P.